Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement(s) on Form S-8 (File No. 333-203810, 333-211270, 333-216857, 333-223503, 333-230247, 333-236666, 333-253219, 333-262609, 333-269675, 333-276939 and 333-279633) and Form S-3 ASR (333-373460) of our report dated February 26, 2025, with respect to the consolidated financial statements of Viking Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum llp

Costa Mesa, CA

February 11, 2026